Exhibit 99.2

Quarter Ended June 30, 2015 Earnings Release and Supplemental Information Quarter ended June 30, 2015 ®2015 CoreSite Realty Corporation, All Rights Reserved.

Quarter Ended June 30, 2015 Overview Earnings Release 3 Company Profile 8 Summary of Financial Data 10 Financial Statements Consolidated Balance Sheets 11 Consolidated Statements of Operations 12 Reconciliations of Net Income to FFO, AFFO, EBITDA and Adjusted EBITDA 13 Operating Portfolio Operating Properties 14 Leasing Statistics 15 Geographic and Vertical Diversification 17 10 Largest Customers 18 Development Capital Expenditures and Completed Pre-Stabilized Projects 19 Development Summary 20 Capital Structure Market Capitalization and Debt Summary 21 Interest Summary and Debt Covenants 22 Components of Net Asset Value 23 2015 Guidance 24 Appendix 25 Table of Contents 2

Quarter Ended June 30, 2015 2015 FFO guidance increased to a range of $2.75 to $2.83 per share DENVER, CO – JULY 23, 2015 CoreSite Realty Corporation (NYSE:COR), a premier provider of secure, reliable, high-performance data center solutions across the US, today announced financial results for the second quarter ended June 30, 2015. Quarterly Highlights • Reported second-quarter funds from operations (“FFO”) of $0.68 per diluted share and unit, representing 19.3% growth year over year on an unadjusted basis and 33.3% growth year over year excluding non-recurring items in Q2 2014 • Reported second-quarter total operating revenues of $81.5 million, representing a 24.0% increase year over year; total data center revenues increased 24.7% year over year • Executed 243,477 net rentable square feet (NRSF) of new and expansion data center leases representing $19.6 million of annualized GAAP rent at a rate of $81 per square foot, comprised of 106,897 square feet of turn-key data center space in addition to a previously-announced 136,580 square-foot powered-shell build-to-suit on CoreSite’s Santa Clara Campus in California • Commenced 122,872 net rentable square feet of new and expansion leases representing $15.1 million of annualized GAAP rent at a rate of $123 per square foot, increasing stabilized data center occupancy to 89.9% • Realized rent growth on signed renewals of 5.7% on a cash basis and 9.1% on a GAAP basis and recorded rental churn of 1.6% Tom Ray, CoreSite’s Chief Executive Officer, commented, “Our Q2 results reflect continued execution against our stated business plan with solid financial and operational performance.” Mr. Ray continued, “We are pleased to have executed upon our core objectives of increasing the number of smaller leases we sign, continuing to grow interconnection count and revenue, adding key network and cloud deployments to our platform, and making our company more efficient as reflected by our earnings margins. In addition, during the quarter we were pleased to execute upon two larger lease opportunities – our build-to-suit in Santa Clara and a 35,000 square-foot anchor lease at our new SV7 building currently in preconstruction. We are encouraged by our continued strength in the performance-sensitive colocation segment and we remain focused upon executing our business plan in what we believe are strengthening market conditions.” Financial Results CoreSite reported FFO per diluted share and unit of $0.68 for the three months ended June 30, 2015, an increase of 33.3% compared to $0.51 per diluted share and unit for the three months ended June 30, 2014, excluding non-recurring items. On a sequential-quarter basis, FFO per diluted share and unit increased 6.3%. Total operating revenues for the three months ended June 30, 2015, were $81.5 million, a 24.0% increase year over year and an increase of 9.0% on a sequential-quarter basis. Total data center revenues for the three months ended June 30, 2015, were $79.5 million, a 24.7% increase year over year and an increase of 9.5% on a sequential-quarter basis. CoreSite reported net income attributable to common shares of $5.5 million, or $0.22 per diluted share. CORESITE REPORTS SECOND-QUARTER YEAR-OVER-YEAR REVENUE AND FFO PER SHARE GROWTH OF 24% AND 19%, RESPECTIVELY 3 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE Components of NAV 2015 GUIDANCE APPENDIX

Quarter Ended June 30, 2015 Sales Activity CoreSite executed 122 new and expansion data center leases representing $19.6 million of annualized GAAP rent during the second quarter, comprised of 243,477 NRSF at a weighted-average GAAP rental rate of $81 per NRSF. The recently-announced 136,580-square foot powered-shell build-to-suit, SV6, is included in the second-quarter new and expansion leasing results. CoreSite’s second-quarter data center lease commencements totaled 122,872 NRSF at a weighted average GAAP rental rate of $123 per NRSF, which represents $15.1 million of annualized GAAP rent. CoreSite’s renewal leases signed in the second quarter totaled $6.5 million in annualized GAAP rent, comprised of 35,272 NRSF at a weighted-average GAAP rental rate of $185 per NRSF, reflecting a 5.7% increase in rent on a cash basis and 9.1% increase on a GAAP basis. The second-quarter rental churn rate was 1.6%. Development Activity Santa Clara – In April 2015, CoreSite began construction on a 136,580 square-foot powered shell data center on land CoreSite owns on its Santa Clara campus. The building, which will be known as SV6, is 100% pre-leased. As of June 30, 2015, CoreSite has incurred $5.0 million of the estimated $30.0 million required to complete the development project, and expects to deliver the build-to-suit to a strategic customer in the first half of 2016. Northern Virginia – During the second quarter, CoreSite placed into service 48,137 NRSF associated with Phase 2 at VA2. As of June 30, 2015, CoreSite had an incremental 48,137 NRSF of data center space under construction in Phase 3 at VA2 and had incurred $5.7 million of the estimated $14.5 million required to complete Phase 3. CoreSite expects to complete construction in the fourth quarter of 2015. New York – During the second quarter, CoreSite placed into service 49,050 NRSF associated with Phase 2 at NY2, comprised of three computers rooms of approximately 16,000 NRSF each. As of June 30, 2015, one computer room was 100% leased and occupied by a single customer. Los Angeles – During the second quarter, CoreSite began construction of 12,500 NRSF at LA2. As of June 30, 2015, CoreSite had incurred approximately $600,000 of the estimated $1.7 million required to complete the project, and expects to complete construction in the third quarter of 2015. Additional markets – As of June 30, 2015, CoreSite had 26,853 NRSF of turn-key data center capacity under construction across its existing facilities at BO1 (Boston) and CH1 (Chicago). As of the end of the second quarter, CoreSite had incurred $5.4 million of the estimated $16.5 million required to complete these two projects. Quarter Ended June 30, 2015 4 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE Components of NAV 2015 GUIDANCE APPENDIX

Quarter Ended June 30, 2015 Balance Sheet and Liquidity As of June 30, 2015, CoreSite had net debt of $344.7 million, correlating to 2.1 times second-quarter annualized adjusted EBITDA, and net debt and preferred stock outstanding of $459.7 million, correlating to 2.8 times second-quarter annualized adjusted EBITDA. On June 24, 2015, CoreSite executed an amendment to its revolving credit facility, increasing debt capacity to $500 million. The amended unsecured credit facility is comprised of a 4-year $350 million revolving credit facility and a 5-year $150 million term loan. CoreSite used the term loan proceeds to pay down a portion of the balance on its existing revolving credit facility. At quarter end, CoreSite had $7.5 million of cash available on its balance sheet and $241.4 million of capacity available under its revolving credit facility. Dividend On May 21, 2015, CoreSite announced a dividend of $0.42 per share of common stock and common stock equivalents for the second quarter of 2015. The dividend was paid on July 15, 2015, to shareholders of record on June 30, 2015. CoreSite also announced on May 21, 2015, a dividend of $0.4531 per share of Series A preferred stock for the period April 15, 2015, to July 14, 2015. The preferred dividend was paid on July 15, 2015, to shareholders of record on June 30, 2015. 2015 Guidance CoreSite is increasing its 2015 guidance of FFO per diluted share and unit to a range of $2.75 to $2.83 from the previous range of $2.55 to $2.65. In addition, CoreSite is increasing its 2015 guidance for net income attributable to common shares to a range of $0.93 to $1.01 from the previous range of $0.75 to $0.85 per diluted share, with the difference between FFO and net income being real estate depreciation and amortization. CoreSite is increasing its guidance for 2015 total capital expenditures by $20 million to a range of $135 million to $165 million primarily to reflect the development of the recently announced SV7 data center on its Santa Clara campus. This outlook is predicated on current economic conditions, internal assumptions about CoreSite’s customer base, and the supply and demand dynamics of the markets in which CoreSite operates. The guidance does not include the impact of any future financing, investment or disposition activities beyond what has already been disclosed. Quarter Ended June 30, 2015 5 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE Components of NAV 2015 GUIDANCE APPENDIX

Quarter Ended June 30, 2015 Upcoming Conferences and Events CoreSite will participate in a number of upcoming investor conferences, including the Pacific Crest 17th Annual Global Technology Leadership Forum on August 11th in Vail, Colorado; the Cowen and Company Communications Infrastructure Summit on August 12th in Boulder, Colorado; the Bank of America Merrill Lynch 2015 Media, Communications & Entertainment Conference on September 9th in Beverly Hills, California; and the Bank of America Merrill Lynch 2015 Global Real Estate Conference on September 16th in New York, New York. Conference Call Details CoreSite will host a conference call on July 23, 2015, at 12:00 p.m., Eastern Time (10:00 a.m., Mountain Time), to discuss its financial results, current business trends and market conditions. The call can be accessed live over the phone by dialing 877-407-3982 for domestic callers or 201-493-6780 for international callers. A replay will be available shortly after the call and can be accessed by dialing 877-870-5176 for domestic callers or 858-384-5517 for international callers. The passcode for the replay is 13611864. The replay will be available until July 30, 2015. Interested parties may also listen to a simultaneous webcast of the conference call by logging on to CoreSite’s website at www.CoreSite.com and clicking on the “Investors” link. The on-line replay will be available for a limited time beginning immediately following the call. About CoreSite CoreSite Realty Corporation (NYSE:COR) delivers secure, reliable, high-performance data center solutions across eight key North American markets. More than 800 of the world’s leading enterprises, network operators, cloud providers, and supporting service providers choose CoreSite to connect, protect and optimize their performance-sensitive data, applications and computing workloads. Our scalable, flexible solutions and 350+ dedicated employees consistently deliver unmatched data center options — all of which leads to a best-in-class customer experience and lasting relationships. For more information, visit www.CoreSite.com. CoreSite Investor Relations Contact Greer Aviv CoreSite Investor Relations Director +1 303.405.1012 +1 303.222.7276 Greer.Aviv@CoreSite.com Quarter Ended June 30, 2015 6 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE Components of NAV 2015 GUIDANCE APPENDIX

Quarter Ended June 30, 2015 Forward Looking Statements This earnings release and accompanying supplemental information may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the company’s data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition; the company’s failure to obtain necessary outside financing; the company’s failure to qualify or maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. All forward-looking statements reflect the company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company’s most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the company from time to time with the Securities and Exchange Commission. Quarter Ended June 30, 2015 7 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE Components of NAV 2015 GUIDANCE APPENDIX

Company Profile


NY2

CoreSite delivers secure, reliable, high-performance data center solutions across eight key North American markets.


SILICON VALLEY
SV1 SV3 SV5
SV2 SV4 SV6
LOS ANGELES
LA1 LA2
DENVER
HQ DE1 DE2
CHICAGO
CH1
BOSTON
BO1
NEW YORK
NY1 NY2
N VIRGINIA/DC
VA1 DC1
VA2
MIAMI
MI1

Quarter Ended June 30, 2015

OVERVIEW | FINANCIAL STATEMENTS | OPERATING PORTFOLIO | DEVELOPMENT | CAPITAL STRUCTURE | COMPONENTS OF NAV | 2015 GUIDANCE | APPENDIX

8

Quarter Ended June 30, 2015 Company Profile Secure, Reliable and Compliant Six 9s uptime for four consecutive years Physical security standards enable regulatory compliance requirements Payment Card Industry certification Rigorous internal security training Operational excellence in security and environmental controls Scalable Newest data centers, NY2 and VA2, and two new data centers on the Santa Clara campus expected to be delivered in 2016 2.5+ million gross square feet and 17 operating data centers in eight of the US’ largest commercial and data center markets Ability to nearly double occupied data center footprint on land and buildings currently owned, including current space unoccupied, under construction and held for development High-Performance Cloud-enabled, network-rich data center campuses Over 275 network service providers supported by robust IX services to key public clouds 15,000+ cross-connects Enabling enterprise with support ecosystems Best-in-Class Customer Experience 350+ professionals with dedicated industry expertise Experienced and committed operations and facilities personnel Dedicated implementation resources to ensure a seamless onboarding process 24/7 customer support and remote hands 9 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE Components of NAV 2015 GUIDANCE APPENDIX VA2

Summary of Financial Data

(in thousands, except per share, NRSF and MRR data)

	Three Months Ended			Six Months Ended	
Summary of Results	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Operating revenues	$ 81,456	$ 74,757	$ 65,682	$ 156,213	$ 129,413
Data center revenues	79,487	72,623	63,731	152,110	125,447
Net income	12,882	12,060	10,638	24,942	18,756
Net income attributable to common shares	5,538	4,568	3,883	10,106	6,616
Funds from operations (FFO) to shares and units	32,140	30,193	26,716	62,333	49,586
Adjusted funds from operations (AFFO)	26,116	25,154	21,579	51,270	40,935
EBITDA	38,722	36,188	31,533	74,910	58,724
Adjusted EBITDA	40,559	37,951	34,111	78,510	64,170
Per share - diluted:					
Net income attributable to common shares	$ 0.22	$ 0.21	$ 0.18	$ 0.43	$ 0.31
FFO per common share and OP unit	$ 0.68	$ 0.64	$ 0.57	$ 1.32	$ 1.06

	As of				
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Dividend Activity					
Dividends declared per share and OP unit	$ 0.42	$ 0.42	$ 0.42	$ 0.35	$ 0.35
AFFO payout ratio	76.1%	79.1%	85.4%	86.2%	76.2%
Operating Portfolio Statistics					
Operating data center properties	17	17	17	16	16
Stabilized data center NRSF	1,449,498	1,354,235	1,323,210	1,334,914	1,326,332
Stabilized data center NRSF occupied	1,303,274	1,194,994	1,156,486	1,153,345	1,132,894
Stabilized data center % occupied	89.9%	88.2%	87.4%	86.4%	85.4%
Turn-Key Data Center ("TKD") Same Store Statistics					
MRR per Cabinet Equivalent	$ 1,420	$ 1,408	$ 1,413	$ 1,390	$ 1,364
Data center NRSF % occupied	84.9%	83.1%	80.2%	78.4%	76.4%
Market Capitalization, Debt & Preferred Stock					
Total enterprise value	$ 2,620,743	$ 2,755,403	$ 2,273,458	$ 1,967,868	$ 1,945,279
Total debt outstanding	352,250	333,750	318,500	305,250	276,750
Total debt and preferred stock outstanding	467,250	448,750	433,500	420,250	391,750
Net Debt to:					
Annualized Adjusted EBITDA	2.1x	2.1x	2.1x	2.3x	1.9x
Enterprise Value	13.2%	11.7%	13.5%	15.0%	13.7%
Net Debt & Preferred Stock to:					
Annualized Adjusted EBITDA	2.8x	2.9x	2.9x	3.1x	2.8x
Enterprise Value	17.5%	15.8%	18.6%	20.9%	19.6%

Quarter Ended June 30, 2015

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Quarter Ended June 30, 2015 Consolidated Balance Sheets (in thousands) 11 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE Components of NAV 2015 GUIDANCE APPENDIX June 30, 2015 December 31, 2014 Assets: Investments in real estate: Land $ 78,337 $ 78,983 Buildings and improvements 1,012,845 888,966 1,091,182 967,949 Less: Accumulated depreciation and amortization (247,655) (215,978) Net investment in operating properties 843,527 751,971 Construction in progress 106,872 178,599 Net investments in real estate 950,399 930,570 Cash and cash equivalents 7,542 10,662 Accounts and other receivables, net 15,269 10,290 Lease intangibles, net 5,815 7,112 Goodwill 41,191 41,191 Other assets 77,569 75,600 Total assets $ 1,097,785 $ 1,075,425 Liabilities and equity: Liabilities Revolving credit facility $ 102,250 $ 218,500 Senior unsecured term loans 250,000 100,000 Accounts payable and accrued expenses 41,903 42,463 Accrued dividends and distributions 22,467 22,355 Deferred rent payable 8,519 8,985 Acquired below-market lease contracts, net 5,126 5,576 Unearned revenue, prepaid rent and other liabilities 24,734 19,205 Total liabilities 454,999 417,084 Stockholders’ equity Series A cumulative preferred stock 115,000 115,000 Common stock, par value $0.01 259 212 Additional paid-in capital 337,662 275,038 Accumulated other comprehensive loss (183) (125) Distributions in excess of net income (77,772) (67,538) Total stockholders’ equity 374,966 322,587 Noncontrolling interests 267,820 335,754 Total equity 642,786 658,341 Total liabilities and equity $ 1,097,785 $ 1,075,425

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended			Six Months Ended	
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Operating revenues:					
Data center revenue:					
Rental revenue	$ 44,824	$ 41,323	$ 36,938	$ 86,147	$ 71,837
Power revenue	21,792	19,669	16,575	41,461	32,577
Interconnection revenue	10,595	10,215	8,591	20,810	16,650
Tenant reimbursement and other	2,276	1,416	1,627	3,692	4,383
Total data center revenue	79,487	72,623	63,731	152,110	125,447
Office, light-industrial and other revenue	1,969	2,134	1,951	4,103	3,966
Total operating revenues	81,456	74,757	65,682	156,213	129,413
Operating expenses:					
Property operating and maintenance	22,204	19,780	18,534	41,984	34,823
Real estate taxes and insurance	3,270	1,935	(980)	5,205	1,986
Depreciation and amortization	24,046	22,816	19,504	46,862	37,386
Sales and marketing	4,256	3,782	3,747	8,038	7,335
General and administrative	7,952	7,865	6,732	15,817	14,437
Rent	5,007	5,243	5,070	10,250	10,136
Impairment of internal-use software	-	-	1,037	-	1,959
Transaction costs	45	-	9	45	13
Total operating expenses	66,780	61,421	53,653	128,201	108,075
Operating income	14,676	13,336	12,029	28,012	21,338
Gain on real estate disposal	-	36	-	36	-
Interest income	2	2	2	4	4
Interest expense	(1,730)	(1,265)	(1,415)	(2,995)	(2,588)
Income before income taxes	12,948	12,109	10,616	25,057	18,754
Income tax benefit (expense)	(66)	(49)	22	(115)	2
Net income	12,882	12,060	10,638	24,942	18,756
Net income attributable to noncontrolling interests	5,259	5,408	4,670	10,667	7,971
Net income attributable to CoreSite Realty Corporation	7,623	6,652	5,968	14,275	10,785
Preferred stock dividends	(2,085)	(2,084)	(2,085)	(4,169)	(4,169)
Net income attributable to common shares	$ 5,538	$ 4,568	$ 3,883	$ 10,106	$ 6,616
Net income per share attributable to common shares:					
Basic	$ 0.23	$ 0.21	$ 0.18	$ 0.44	$ 0.31
Diluted	$ 0.22	$ 0.21	$ 0.18	$ 0.43	$ 0.31
Weighted average common shares outstanding:					
Basic	24,536,583	21,372,157	21,131,077	22,963,111	21,062,299
Diluted	25,055,195	21,978,307	21,604,730	23,525,316	21,599,749

Quarter Ended June 30, 2015

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Reconciliations of Net Income to FFO, AFFO, EBITDA and Adjusted EBITDA

(in thousands, except per share data)

Reconciliation of Net Income to FFO

	Three Months Ended			Six Months Ended	
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Net income	$ 12,882	$ 12,060	$ 10,638	$ 24,942	$ 18,756
Real estate depreciation and amortization	21,343	20,253	18,163	41,596	34,999
Gain on real estate disposal	-	(36)	-	(36)	-
FFO	$ 34,225	$ 32,277	$ 28,801	$ 66,502	$ 53,755
Preferred stock dividends	(2,085)	(2,084)	(2,085)	(4,169)	(4,169)
FFO available to common shareholders and OP unit holders	$ 32,140	$ 30,193	$ 26,716	$ 62,333	$ 49,586
Weighted average common shares outstanding - diluted	25,055	21,978	21,605	23,525	21,600
Weighted average OP units outstanding - diluted	22,344	25,361	25,361	23,844	25,361
Total weighted average shares and units outstanding - diluted	47,399	47,339	46,966	47,369	46,961
FFO per common share and OP unit - diluted	$ 0.68	$ 0.64	$ 0.57	$ 1.32	$ 1.06

Reconciliation of FFO to AFFO

	Three Months Ended			Six Months Ended	
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
FFO available to common shareholders and unit holders	$ 32,140	$ 30,193	$ 26,716	$ 62,333	$ 49,586
Adjustments:					
Amortization of deferred financing costs	292	294	449	586	1,029
Non-cash compensation	1,792	1,569	1,532	3,361	3,248
Non-real estate depreciation	2,703	2,563	1,341	5,266	2,387
Straight-line rent adjustment	(2,755)	(1,064)	(1,378)	(3,819)	(1,814)
Amortization of above and below market leases	(130)	(128)	(112)	(258)	(182)
Impairment of internal-use software	-	-	1,037	-	1,959
Recurring capital expenditures	(852)	(1,981)	(1,377)	(2,833)	(3,050)
Tenant improvements	(2,282)	(2,197)	(1,579)	(4,479)	(2,787)
Capitalized leasing costs	(4,792)	(4,095)	(5,050)	(8,887)	(9,441)
AFFO available to common shareholders and OP unit holders	$ 26,116	$ 25,154	$ 21,579	$ 51,270	$ 40,935

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended			Six Months Ended	
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Net income	$ 12,882	$ 12,060	$ 10,638	$ 24,942	$ 18,756
Adjustments:					
Interest expense, net of interest income	1,728	1,263	1,413	2,991	2,584
Income taxes	66	49	(22)	115	(2)
Depreciation and amortization	24,046	22,816	19,504	46,862	37,386
EBITDA	$ 38,722	$ 36,188	$ 31,533	$ 74,910	$ 58,724
Non-cash compensation	1,792	1,569	1,532	3,361	3,248
Gain on real estate disposal	-	(36)	-	(36)	-
Transaction costs / litigation	45	230	9	275	239
Impairment of internal-use software	-	-	1,037	-	1,959
Adjusted EBITDA	$ 40,559	$ 37,951	$ 34,111	$ 78,510	$ 64,170

Quarter Ended June 30, 2015

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Operating Properties

Market/Facilities	Annualized Rent ($000)[1]	Data Center Operating NRSF – Stabilized – Total	Stabilized – Percent Occupied[2]	Pre-Stabilized – Total	Pre-Stabilized – Percent Occupied[2]	Total – Total	Total – Percent Occupied[2]	NRSF Under Construction	Held for Development NRSF	Total NRSF
San Francisco Bay										
SV1	$ 7,040	84,045	83.4 %	-	- %	84,045	83.4 %	-	-	84,045
SV2	8,084	76,676	85.8	-	-	76,676	85.8	-	-	76,676
Santa Clara campus[3]	33,744	252,173	96.1	-	-	252,173	96.1	136,580	230,000	618,753
San Francisco Bay Total	**48,868**	**412,894**	**91.6**	**-**	**-**	**412,894**	**91.6**	**136,580**	**230,000**	**779,474**
Los Angeles										
One Wilshire campus										
LA1*	25,900	139,053	83.4	-	-	139,053	83.4	-	-	139,053
LA2	19,583	191,202	89.5	33,711	1.9	224,913	76.3	12,500	187,478	424,891
Los Angeles Total	**45,483**	**330,255**	**86.9**	**33,711**	**1.9**	**363,966**	**79.0**	**12,500**	**187,478**	**563,944**
Northern Virginia										
VA1	28,189	201,719	91.8	-	-	201,719	91.8	-	-	201,719
VA2	2,758	44,036	100.0	48,137	1.0	92,173	48.3	48,137	48,137	188,447
DC1*	3,080	22,137	88.8	-	-	22,137	88.8	-	-	22,137
Northern Virginia Total	**34,027**	**267,892**	**92.9**	**48,137**	**1.0**	**316,029**	**78.9**	**48,137**	**48,137**	**412,303**
Boston										
BO1	14,732	166,026	99.5	-	-	166,026	99.5	15,149	72,501	253,676
Chicago										
CH1	13,615	166,703	83.2	-	-	166,703	83.2	11,704	-	178,407
New York										
NY1*	6,195	48,404	75.0	-	-	48,404	75.0	-	-	48,404
NY2	5,543	16,130	100.0	85,612	50.7	101,742	58.5	-	134,508	236,250
New York Total	**11,738**	**64,534**	**81.2**	**85,612**	**50.7**	**150,146**	**63.8**	**-**	**134,508**	**284,654**
Miami										
MI1	1,846	30,176	80.3	-	-	30,176	80.3	-	13,154	43,330
Denver										
DE1*	1,078	5,878	89.6	-	-	5,878	89.6	-	-	5,878
DE2*	332	5,140	62.9	-	-	5,140	62.9	-	-	5,140
Denver Total	**1,410**	**11,018**	**77.1**	**-**	**-**	**11,018**	**77.1**	**-**	**-**	**11,018**
Total Data Center Facilities	**$ 171,719**	**1,449,498**	**89.9 %**	**167,460**	**26.6 %**	**1,616,958**	**83.4 %**	**224,070**	**685,778**	**2,526,806**
Office & Light-Industrial	6,627	324,648	74.7	-	-	324,648	74.7	-	-	324,648
Total Portfolio	**$ 178,346**	**1,774,146**	**87.1 %**	**167,460**	**26.6 %**	**1,941,606**	**81.9**	**224,070**	**685,778**	**2,851,454**

* Indicates properties in which we hold a leasehold interest.

(1) On a gross basis, our total portfolio annualized rent was approximately $183.1 million as of June 30, 2015, which reflects the addition of $4.8 million in operating expense reimbursements to contractual net rent under modified gross and triple-net leases.

(2) Includes customer leases that have commenced and are occupied as of June 30, 2015. If all leases signed during the current and prior periods had commenced, the percent occupied would have been as follows:

Percent Leased	Stabilized	Pre-Stabilized	Total
Total Data Center Facilities	90.8%	33.4%	84.8%
Total Portfolio	87.9%	33.4%	83.2%

(3) The annualized rent for the Santa Clara campus includes amounts associated with a restructured lease agreement involving a customer that has vacated the majority of its leased space and is paying discounted rent payments that may be applied to new lease arrangements elsewhere in the portfolio on a dollar-for-dollar basis until the terms expire. The amounts payable pursuant to this agreement are scheduled to expire as follows: $2.6 million in Q4 2015, $1.9 million in Q2 2016, and $4.2 million in Q2 2017.

See Appendix for definitions.

Quarter Ended June 30, 2015

OVERVIEW | FINANCIAL STATEMENTS | OPERATING PORTFOLIO | DEVELOPMENT | CAPITAL STRUCTURE | COMPONENTS OF NAV | 2015 GUIDANCE | APPENDIX

14

Quarter Ended June 30, 2015 Leasing Statistics Data Center Leasing Activity MRR per Cabinet Equivalent (TKD Same Store) 15 OVERVIEW FINANCIAL S TATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE Components of  NAV 2015 GUIDANCE APPENDIX 7.1% y-o-y 6.2% y-o-y 5.4% y-o-y 5.2% y-o-y 5.1% y-o-y 4.1% y-o-y $1,364 $1,390 $1,413 $1,408 $1,420 $1,300 $1,350 $1,400 $1,450 Q2'14 Q3'14 Q4'14 Q1'15 Q2'15 GAAP GAAP Leasing Number Annualized Total Annualized Rental Cash GAAP Activity of Rent Leased Rent per Churn Rent Rent Period Leases(1) (000’s) NRSF Leased NRSF Rate Growth Growth New/expansion leases commenced YTD 2015 217 $ 24,341 183,669 $ 133 (2) Q2 2015 107 15,117 122,872 123 (2) Q1 2015 110 9,224 60,797 152 Q4 2014 106 4,943 34,009 145 Q3 2014 115 6,066 45,014 135 Q2 2014 126 8,152 60,587 135 New/expansion leases signed YTD 2015 222 $ 28,485 297,862 $ 96 (3) Q2 2015 122 19,624 243,477 81 (3) Q1 2015 100 8,861 54,385 163 Q4 2014 96 11,075 91,662 121 (2) Q3 2014 118 7,607 54,123 141 Q2 2014 121 9,368 58,909 159 Renewal leases signed YTD 2015 257 $ 13,739 75,718 $ 181 3.8% 5.5% 10.3% Q2 2015 135 6,517 35,272 185 1.6% 5.7% 9.1% Q1 2015 122 7,222 40,446 179 2.2% 5.3% 11.4% Q4 2014 78 6,705 43,863 153 1.4% 2.6% 5.2% Q3 2014 123 12,078 55,262 219 1.2% 3.0% 10.6% Q2 2014 77 7,009 41,890 167 1.8% 2.1% 8.1% (1) Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases. (2) During Q4 2014, we signed a 44,036 NRSF lease with a single customer for a powered shell for the entire VA2 Phase 1 facility. The lease commenced during Q2 2015. (3) During Q2 2015, we signed a 136,580 NRSF build-to-suit powered shell lease at our SV6 facility which is currently under development.

Leasing Statistics

Lease Distribution *(total portfolio, including total data center and office and light-industrial "OLI")*

NRSF Under Lease	Number of Leases	Percentage of All Leases	Total Operating NRSF of Leases	Percentage of Total Operating NRSF	Annualized Rent ($000)	Percentage of Total Annualized Rent
Unoccupied data center	-	- %	269,140	13.9 %	$ -	- %
Unoccupied OLI	-	-	82,111	4.2	-	-
Data center NRSF:						
5,000 or less	1,523	90.4	503,496	25.9	84,404	47.3
5,001 - 10,000	30	1.8	203,720	10.5	27,613	15.5
10,001 - 25,000	16	0.9	209,349	10.8	26,185	14.7
Greater than 25,000	4	0.2	134,073	6.9	14,444	8.1
Powered shell and other[1]	17	1.0	297,180	15.3	19,073	10.7
OLI	96	5.7	242,537	12.5	6,627	3.7
Portfolio Total	**1,686**	**100.0 %**	**1,941,606**	**100.0 %**	**$ 178,346**	**100.0 %**

(1) The annualized rent for powered shell and other includes $8.7 million associated with a restructured lease agreement involving a customer that has vacated the majority of its leased space and is paying discounted rent payments that may be applied to new lease arrangements elsewhere in the portfolio on a dollar-for-dollar basis until the terms expire. The amounts payable pursuant to this agreement are scheduled to expire as follows: $2.6 million in Q4 2015, $1.9 million in Q2 2016, and $4.2 million in Q2 2017.

Lease Expirations *(total portfolio, including total data center and office and light-industrial "OLI")*

Year of Lease Expiration	Number of Leases Expiring[1]	Total Operating NRSF of Expiring Leases	Percentage of Total Operating NRSF	Annualized Rent ($000)	Percentage of Total Annualized Rent	Annualized Rent Per Leased NRSF	Annualized Rent at Expiration ($000)[2]	Annualized Rent Per Leased NRSF at Expiration
Unoccupied data center	-	269,140	13.9 %	$ -	- %	$ -	$ -	$ -
Unoccupied OLI	-	82,111	4.2	-	-	-	-	-
2015	365	171,210	8.8	28,299	15.9	165	28,395	166
2016	542	240,060	12.4	37,034	20.8	154	38,152	159
2017	368	213,504	11.0	39,515	22.2	185	39,683	186
2018	178	236,868	12.2	29,299	16.4	124	33,348	141
2019	77	179,427	9.2	15,393	8.6	86	18,852	105
2020-Thereafter	60	306,749	15.8	22,179	12.4	72	30,725	100
OLI[3]	96	242,537	12.5	6,627	3.7	27	6,605	27
Portfolio Total / Weighted Average	**1,686**	**1,941,606**	**100.0 %**	**$ 178,346**	**100.0 %**	**$ 112**	**$ 195,760**	**$ 123**

(1) Includes leases that upon expiration will automatically be renewed, primarily on a year-to-year basis. Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.

(2) Represents the final monthly contractual rent under existing customer leases as of June 30, 2015, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes operating expense reimbursement, power revenue and interconnection revenue.

(3) The office and light-industrial leases are scheduled to expire as follows:

Year	NRSF of Expiring Leases	Annualized Rent ($000)
2015	8,202	$ 228
2016	63,522	1,540
2017	9,285	257
2018	4,773	137
2019	4,948	127
2020-Thereafter	151,807	4,338
Total OLI	**242,537**	**$ 6,627**

Quarter Ended June 30, 2015

OVERVIEW | FINANCIAL STATEMENTS | OPERATING PORTFOLIO | DEVELOPMENT | CAPITAL STRUCTURE | COMPONENTS OF NAV | 2015 GUIDANCE | APPENDIX 16

Quarter Ended June 30, 2015 Geographic and Vertical Diversification Geographic Diversification Vertical Diversification 17 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE Components of NAV 2015 GUIDANCE APPENDIX San Francisco Bay 28.5% Los Angeles 26.5% Northern Virginia 19.8% Boston 8.7% Chicago 7.9% New York 6.8% Miami 1.0 Denver 0.8% Enterprise 0.0% Digital Content & Multimedia 26.7% SI & MSP 13.6% Other Enterprise 12.0% Networks & Mobility 24.5% Cloud 23.2% Percentage of Total Data Metropolitan Market Center Annualized Rent San Francisco Bay 28.5 % Los Angeles 26.5 Northern Virginia 19.8 Boston 8.7 Chicago 7.9 New York 6.8 Miami 1.0 Denver 0.8 Total 100.0 % Percentage of Total Data Vertical Center Annualized Rent Enterprise: Digital Content & Multimedia 26.7 % SI & MSP 13.6 Other Enterprise 12.0 Total Enterprise 52.3 Networks & Mobility 24.5 Cloud 23.2 Total 100.0%

10 Largest Customers

10 Largest Customers *(total portfolio, including data center and office and light-industrial)*

	Customer Industry	CoreSite Vertical	Number of Locations	Total Occupied NRSF	Percentage of Total Operating NRSF[(1)]	Annualized Rent ($000)	Percentage of Total Annualized Rent[(2)]	Weighted Average Remaining Lease Term in Months[(3)]
1	Technology	Cloud	9	145,179	7.5 %	$ 10,381	5.8 %	64
2	Technology	Enterprise - SI & MSP	3	66,758	3.4	8,347	4.7	32
3	Technology	Enterprise - Digital Content	10	66,307	3.4	5,990	3.4	6
4	Technology	Enterprise - Digital Content	2	32,915	1.7	5,504	3.1	34
5	Technology	Enterprise - Other	2	19,299	1.0	4,201	2.4	16
6	Technology	Cloud	1	28,923	1.5	4,118	2.3	40
7	Technology	Enterprise - Digital Content	3	26,813	1.4	4,114	2.3	46
8	Government*	Enterprise - Other	1	130,960	6.8	3,906	2.2	78
9	Financial[(4)]	Enterprise - Other	2	12,188	0.6	3,233	1.8	110
10	Technology	Enterprise - SI & MSP	1	6,417	0.3	3,025	1.6	19
	Total/Weighted Average			**535,759**	**27.6 %**	**$ 52,819**	**29.6 %**	**36**

* Denotes customer using space for general office purposes.

(1) Represents the customer's total occupied square feet divided by the total operating NRSF in the portfolio which, as of June 30, 2015, consisted of 1,941,606 NRSF.

(2) Represents the customer's total annualized rent divided by the total annualized rent in the portfolio as of June 30, 2015, which was approximately $178.3 million.

(3) Weighted average based on percentage of total annualized rent expiring calculated as of June 30, 2015.

(4) Customer's lease term includes auto renewal provisions at the end of years four and six, which the customer may opt out of by paying termination fees of $0.4 million and $0.3 million, respectively.

Quarter Ended June 30, 2015

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Capital Expenditures and Completed Pre-Stabilized Projects

(in thousands, except NRSF and cost per NRSF data)

Capital Expenditures and Repairs and Maintenance

	Three Months Ended				
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Data center expansion[1]	$ 21,130	$ 21,078	$ 19,147	$ 14,166	$ 32,082
Non-recurring investments[2]	2,868	3,872	1,838	2,304	2,671
Tenant improvements	2,282	2,197	1,059	666	1,579
Recurring capital expenditures[3]	852	1,981	254	1,125	1,377
Total capital expenditures	**$ 27,132**	**$ 29,128**	**$ 22,298**	**$ 18,261**	**$ 37,709**
Repairs and maintenance expense[4]	**$ 2,485**	**$ 2,349**	**$ 2,485**	**$ 2,186**	**$ 2,600**

(1) Data center expansion capital expenditures include new data center construction, development projects adding capacity to existing data centers and other revenue generating investments.

(2) Non-recurring investments include upgrades to existing data center or office space and company-wide improvements that are ancillary to revenue generation such as internal system development and system-wide security upgrades, which have a future economic benefit.

(3) Recurring capital expenditures include required equipment upgrades within our operating portfolio, which have a future economic benefit.

(4) Repairs and maintenance expense is classified within property operating and maintenance expense in the consolidated statement of operations. These expenditures represent recurring maintenance contracts and repairs to operating equipment necessary to maintain current operations.

Completed Pre-Stabilized Projects

Projects/Facilities	Metropolitan Area	Completion	NRSF	Cost[1]	Cost Per NRSF	Percent Leased[2]	Percent Occupied
NY2 Phase 1	New York	Dec '13 / Mar '14	52,692	$ 43,497	$ 825	69.0 %	67.4 %
LA2	Los Angeles	Feb 2014	33,711	9,800	291	7.2	1.9
VA2 Phase 2	Northern Virginia	May 2015	48,137	32,129	667	19.4	1.0
NY2 Phase 2[3]	New York	Jun 2015	32,920	29,476	895	23.9	23.9
Total completed pre-stabilized			**167,460**	**$ 114,902**	**$ 686**	**33.4 %**	**26.6 %**

(1) Cost includes capital expenditures related to the specific project / phase and, for NY2 and VA2, also includes allocations of capital expenditures related to land and building shell that were incurred during the first phase of each overall project.

(2) Includes customer leases that have been signed as of June 30, 2015, but have not commenced. The percent leased is determined based on leased square feet as a proportion of total pre-stabilized NRSF.

(3) During Q2 2015, we completed development of NY2 Phase 2 which comprises three computer rooms approximately 16,000 NRSF each. One computer room was 100% leased and occupied at completion and is included in our stabilized operating NRSF in the Operating Property table and two computer rooms are pre-stabilized as of June 30, 2015.

Quarter Ended June 30, 2015

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19

Development Summary

(in thousands, except NRSF and cost per NRSF data)

Data Center Projects Under Construction

Projects/Facilities	Metropolitan Area	Estimated Completion	NRSF	Costs Incurred to-date	Costs Estimated Total	Costs Per NRSF	Percent Leased[1]
TKD							
CH1	Chicago	Q3 2015	11,704	$ 5,165	$ 7,000	$ 598	53.9 %
LA2	Los Angeles	Q3 2015	12,500	594	1,700	136	-
VA2 Phase 3	Northern Virginia	Q4 2015	48,137	5,653	14,500	301	48.1
BO1	Boston	Q1 2016	15,149	237	9,500	627	-
Total / average TKD			**87,490**	**$ 11,649**	**$ 32,700**	**$ 374**	**33.7 %**
Powered shell							
SV6[1]	San Francisco Bay	Q1 - Q2 2016	136,580	$ 4,984	$ 30,000	$ 220	100.0 %
Total TKD and powered shell			**224,070**	**$ 16,633**	**$ 62,700**		**74.1 %**

(1) Represents 136,580 NRSF of build-to-suit space that was 100% pre-leased in April 2015 and has an expected lease commencement date in the first half of 2016.

Held for Development[1]

Projects/Facilities	Metropolitan Area	Estimated NRSF	Estimated Sellable Power (Megawatts)	Estimated Incremental Costs	Estimated Incremental Cost per MW
New construction					
Santa Clara Campus[2]	San Francisco Bay	230,000	12.0 - 27.0		
Secaucus, NJ	New York	47,211 - 147,211	3.0 - 9.0		
Incremental capacity in existing facilities					
VA2 (Phase 4)	Northern Virginia	48,137	3.0	$ 20,500	$ 6,833
NY2 (Phases 3-4)	New York	87,297	8.5	57,000	6,706
BO1	Boston	72,501	6.0	50,000	8,333
LA2	Los Angeles	187,478	13.0	73,000	5,615
MI1	Miami	13,154	1.0	7,500	7,500
Total incremental capacity		**408,567**	**31.5**	**$ 208,000**	**$ 6,603**
Total new construction & incremental capacity		**685,778 - 785,778**	**43.5 - 67.5**		

(1) Represents data center space that may be constructed on entitled and unentitled land and incremental data center capacity that may be constructed in existing facilities. The data presented represents management's best estimate of incremental costs that may vary based on estimated NRSF and power and are subject to market conditions and build-out specifications.

(2) CoreSite plans to develop a new data center in the Santa Clara Campus, SV7, which will comprise 230,000 NRSF. We have pre-leased approximately 35,000 NRSF in SV7 during the quarter. The project is currently in preconstruction and anticipated to commence construction during Q3 2015.

Quarter Ended June 30, 2015

OVERVIEW | FINANCIAL STATEMENTS | OPERATING PORTFOLIO | DEVELOPMENT | CAPITAL STRUCTURE | COMPONENTS OF NAV | 2015 GUIDANCE | APPENDIX 20

Market Capitalization and Debt Summary

(in thousands, except per share data)

Market Capitalization

	Shares or Equivalents Outstanding	Market Price / Liquidation Value as of June 30, 2015	Market Value Equivalents
Common shares	26,531	$45.44	$ 1,205,569
Operating partnership units	20,861	$45.44	947,924
Liquidation value of preferred stock	4,600	$25.00	115,000
Total equity			2,268,493
Total debt			352,250
Total enterprise value			$ 2,620,743
Net debt to enterprise value			13.2%
Net debt and preferred stock to enterprise value			17.5%

Debt Summary (1)

Instrument	Rate	Maturity Date	Maturity Date with Extension	Outstanding as of: June 30, 2015	Outstanding as of: December 31, 2014
Revolving credit facility (2)	1.73%	6/24/2019	6/24/2020	$ 102,250	$ 218,500
2019 Senior unsecured term loan (3)	3.23%	1/31/2019	1/31/2019	100,000	100,000
2020 Senior unsecured term loan (4)	2.31%	6/24/2020	6/24/2020	150,000	-
Total Debt				**$ 352,250**	**$ 318,500**
Weighted average debt rate	2.40%				
Preferred Stock	7.25%	N/A	N/A	115,000	115,000
Total Debt and Preferred Stock				**$ 467,250**	**$ 433,500**
Floating rate vs. fixed rate debt				50% / 50%	67% / 33%
Floating rate vs. fixed rate debt and preferred stock				38% / 62%	50% / 50%

(1) See the most recently filed Form 10-K and 10-Q for information on specific debt instruments.
(2) The revolving credit facility interest rate is based on LIBOR at June 30, 2015, plus applicable spread.
(3) Represents the effective interest rate as a result of the interest rate swap associated with $100 million in 1-month LIBOR variable rate debt.
(4) Represents the effective interest rate as a result of the interest rate swap associated with $75 million in 1-month LIBOR variable rate debt and $75 million unhedged debt based on LIBOR plus applicable spread.

Debt Maturities



$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$-
2015
2016
2017
2018
2019
2020

Quarter Ended June 30, 2015

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21

Interest Summary and Debt Covenants

(in thousands)

Interest Expense Components

	Three Months Ended			Six Months Ended	
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Interest expense and fees	$ 2,466	$ 2,226	$ 1,997	$ 4,692	$ 3,759
Amortization of deferred financing costs	292	294	449	586	1,029
Capitalized interest	(1,028)	(1,255)	(1,031)	(2,283)	(2,200)
Total interest expense	**$ 1,730**	**$ 1,265**	**$ 1,415**	**$ 2,995**	**$ 2,588**
Percent capitalized	37.3%	49.8%	42.2%	43.3%	45.9%

Debt Covenants

	Revolving Credit Facility and Senior Unsecured Term Loans					
	Required Compliance	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Fixed charge coverage ratio	Greater than 1.70x	8.4x	8.8x	8.4x	7.7x	7.5x
Total indebtedness to gross asset value	Less than 60%	17.9%	17.1%	17.2%	17.5%	16.4%
Secured debt to gross asset value	Less than 40%	0.0%	0.0%	0.0%	0.0%	0.0%
Unhedged variable rate debt to gross asset value	Less than 30%	8.3%	11.8%	11.6%	11.5%	10.2%
Revolving credit facility availability		$350,000	$405,000	$405,000	$405,000	$405,000
Borrowings outstanding		(102,250)	(233,750)	(218,500)	(205,250)	(176,750)
Outstanding letters of credit		(6,330)	(7,330)	(7,330)	(7,330)	(7,330)
Current availability		**$241,420**	**$163,920**	**$179,170**	**$192,420**	**$220,920**

Quarter Ended June 30, 2015

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22

Components of Net Asset Value (NAV)

(in thousands)

Cash Net Operating Income

Reconciliation of Net Operating Income (NOI)	Q2 2015	Annualized
Operating Income	$ 14,676	$ 58,704
Adjustments:		
Depreciation and amortization	24,046	96,184
General and administrative	7,952	31,808
Transaction costs / litigation	45	180
Net Operating Income	$ 46,719	$ 186,876
Cash Net Operating Income (Cash NOI)		
Net Operating Income	$ 46,719	$ 186,876
Adjustments:		
Straight-line rent	(2,755)	(11,020)
Amortization of above and below-market leases	(130)	(520)
Cash NOI	$ 43,834	$ 175,336
Cash NOI with backlog (83.2% leased)[1]	$ 46,816	$ 187,264
Cash stabilized NOI (93% leased)	$ 52,330	$ 209,320

Development Projects

Data Center Projects Under Construction	
Construction in progress[2]	$ 16,633
Remaining spend[2]	46,067
Total	$ 62,700
Targeted annual yields	12% - 16%
Annualized pro forma NOI range	$7,500 - $10,000

Other Assets and Liabilities

Other Assets	
Remaining construction in progress[3]	$ 90,239
Cash and cash equivalents	7,542
Accounts and other receivables	15,269
Other tangible assets	19,783
Total other assets	$ 132,833
Liabilities	
Debt	$ 352,250
Accounts payable, accrued and other liabilities	89,104
Preferred equity	115,000
Total liabilities	$ 556,354
Weighted average common shares and units - diluted	47,399

(1) Cash NOI with backlog is adjusted to include one quarter of the cash backlog as of June 30, 2015, less any leasing of currently occupied NRSF and data center projects under development.
(2) Does not include spend associated with leasing commissions. See page 20 for further breakdown of data center projects under construction.
(3) Represents the book value of in progress capital projects, including land and shell building, of future NY2 and VA2 phases and other data center expansion, non-recurring investments, tenant improvements and recurring capital expenditures.

Quarter Ended June 30, 2015

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23

2015 Guidance

(in thousands, except per share amounts)

The annual guidance provided below represents forward-looking projections, which are based on current economic conditions, internal assumptions about our existing customer base and the supply and demand dynamics of the markets in which we operate. Further, the guidance does not include the impact of any future financing, investment or disposition activities. Please refer to the press release for additional information on forward-looking statements.

Projected per share and OP unit information:	**2015**				**Implied**
	Low	**High**	**Mid**	**2014**	**Growth[1]**
Net income attributable to common shares	$ 0.93	$ 1.01	$ 0.97	$ 0.66	47%
Real estate depreciation and amortization	1.82		1.82	1.58	
Gain on land disposal	-		-	(0.02)	
FFO	**$ 2.75**	**$ 2.83**	**$ 2.79**	**$ 2.22**	
Non-recurring items:					
Q2 benefit from real estate tax accrual true-up	-	-	-	(0.08)	
Q1 and Q2 charges for software impairment	-	-	-	0.04	
FFO - excluding non-recurring items[2]	**$ 2.75**	**$ 2.83**	**$ 2.79**	**$ 2.18**	28%
Projected operating results:					
Total operating revenues	$ 325,000	$ 330,000	$ 327,500	$ 272,420	20%
Data center revenue	317,000	322,000	319,500	264,578	21%
General and administrative expenses	30,000	32,000	31,000	27,842	11%
Adjusted EBITDA[3]	162,000	167,000	164,500	129,634	27%
Guidance drivers:					
Annual rental churn rate	6.0%	8.0%	7.0%	5.6%	
Cash rent growth on data center renewals	3.0%	5.0%	4.0%	2.9%	
Capital expenditures:					
Data center expansion	$ 115,000	$ 130,000	$ 122,500	$ 84,312	
Non-recurring investments	10,000	15,000	12,500	12,527	
Tenant improvements	5,000	10,000	7,500	4,512	
Recurring capital expenditures	5,000	10,000	7,500	4,429	
Total capital expenditures	$ 135,000	$ 165,000	$ 150,000	$ 105,780	

(1) Implied growth is based on the midpoint of 2015 guidance.

(2) 2014 FFO was adjusted to exclude non-recurring items, including a benefit from real estate tax accrual true-up and charges for software impairment.

(3) 2014 Adjusted EBITDA was reported as $133,281 and was also adjusted to exclude a $3,647 benefit from a real estate tax accrual true-up.

Quarter Ended June 30, 2015

OVERVIEW | FINANCIAL STATEMENTS | OPERATING PORTFOLIO | DEVELOPMENT | CAPITAL STRUCTURE | COMPONENTS OF NAV | 2015 GUIDANCE | APPENDIX

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Quarter Ended June 30, 2015 Appendix Definitions This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other REITs and therefore may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to net income, cash flows from operating, investing or financing activities as a measure of profitability and/or liquidity, computed in accordance with GAAP. Funds From Operations (“FFO”) is a supplemental measure of our performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance and liquidity. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and undepreciated land and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. FFO attributable to common shares and units represents FFO less preferred stock dividends declared during the period. Our management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We offer this measure because we recognize that FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. FFO is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. In addition, our calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors in our securities should not rely on these measures as a substitute for any GAAP measure, including net income. 25 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE Components of NAV 2015 GUIDANCE APPENDIX

Quarter Ended June 30, 2015 Appendix Adjusted Funds From Operations “AFFO” is a non-GAAP measure that is used as a supplemental operating measure specifically for comparing year over year ability to fund dividend distribution from operating activities. AFFO is used by us as a basis to address our ability to fund our dividend payments. We calculate adjusted funds from operations by adding to or subtracting from FFO: 1. Plus: Amortization of deferred financing costs 2. Plus: Non-cash compensation 3. Plus: Non-real estate depreciation 4. Plus: Impairment charges 5. Plus: Below market debt amortization 6. Less: Straight line rents adjustment 7. Less: Amortization of above and below market leases 8. Less: Recurring capital expenditures 9. Less: Tenant improvements 10. Less: Capitalized leasing costs AFFO is not intended to represent cash flow from operations for the period, and is only intended to provide an additional measure of performance by adjusting the effect of certain items noted above included in FFO. AFFO is a widely reported measure by other REITs, however, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs. Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA - EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We calculate adjusted EBITDA by adding our non-cash compensation expense, transaction costs and litigation expense to EBITDA as well as adjusting for the impact of impairment charges, gains or losses from sales of property and undepreciated land and gains or losses on early extinguishment of debt. Management uses EBITDA and adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDA and adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDA and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utilization as a cash flow measurement is limited. 26 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE Components of NAV 2015 GUIDANCE APPENDIX

Quarter Ended June 30, 2015 Appendix Net Operating Income (“NOI”) and Cash NOI – NOI, and cash NOI are supplemental measures for the operating performance of the company’s portfolio. NOI is operating revenues less operating expenses and adjusted for items such as depreciation and amortization, general and administrative expenses, transaction costs and litigation expenses. Cash NOI is NOI less straight-line rents and above and below market rent amortization. Data Center Net Rentable Square Feet (“NRSF”) Both occupied and available data center NRSF includes a factor to account for a customer’s proportionate share of required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas, which may be updated on a periodic basis to reflect the most current build-out of our properties. Stabilized and Pre-Stabilized NRSF Data center projects and facilities that recently have been developed and are in the initial lease-up phase are classified as pre-stabilized NRSF until they reach 85% occupancy or have been in service for 24 months. Pre-stabilized projects and facilities become stabilized operating properties at the earlier of achievement of 85% occupancy or 24 months after development completion and are included in the stabilized operating NRSF. Annualized Rent Monthly contractual rent under existing commenced customer leases as of quarter-end, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement. NRSF Under Construction Represents NRSF for which substantial activities are ongoing to prepare the property for its intended use following development. The NRSF reflects managements estimate of engineering drawings and required support space and is subject to change based on final demising of space. Estimated costs of completion are based on actual costs at quarter-end and management’s estimate of remaining projects costs. 27 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE Components of NAV 2015 GUIDANCE APPENDIX

Quarter Ended June 30, 2015 Appendix NRSF Held for Development Represents incremental data center capacity that may be constructed in existing facilities and entitled land in our portfolio that requires significant capital investment in order to develop new data center facilities. In addition to entitled land, we may develop an additional 100,000 NRSF at NY2 upon our receipt of the necessary entitlements. Turn-Key Same Store Includes turn-key data center space that was leased or available to be leased to our colocation customers as of December 31, 2013, at each of our properties, and excludes powered shell data center space, SV3 data center space, office and light-industrial space and space for which development was completed and became available to be leased after December 31, 2013. The turn-key same store space as of December 31, 2013, is 1,067,665 NRSF. We track same store on a computer room basis within each data center facility. Monthly Recurring Revenue per Cabinet Equivalent Represents the turn-key monthly recurring colocation revenue (“MRR”) per cabinet equivalent billed. MRR is defined as recurring contractual revenue under existing commenced customer leases. MRR per cabinet equivalent is calculated as (current quarter MRR/3) divided by ((quarter-end cabinet equivalents billed plus prior quarter-end cabinet equivalents billed)/2). Cabinet equivalents are calculated as cage-usable square feet (turn-key leased NRSF/NRSF factor) divided by 25. Data Center Leasing Metrics Rental Churn Rate – represents data center leases which are not renewed or are terminated during the period. Rental churn is calculated based on the annualized rent of data center expired leases terminated in the period, compared with total portfolio annualized rent at the beginning of the period. Cash and GAAP Rent Growth – represents the increase in rental rates on renewed data center leases signed during the period, as compared with the previous rental rates for the same space. Cash and GAAP rent growth is calculated based on annualized rent from the renewed data center license compared to annualized rent from the expired data center license. 28 OVERVIEW FINANCIAL STATEMENTS OPERATING PORTFOLIO DEVELOPMENT CAPITAL STRUCTURE Components of NAV 2015 GUIDANCE APPENDIX